Exhibit 10.2

AMENDMENT NO. 2 TO STOCKHOLDERS AGREEMENT

THIS AMENDMENT NO. 2 TO THE STOCKHOLDERS AGREEMENT (this “Amendment”) is entered into as of September 4, 2013.

WITNESSETH:

WHEREAS, TPG VI Pantera Holdings, L.P., a Delaware limited partnership (“TPG”), Parkway Properties, Inc., a Maryland corporation (the “Company”) and, solely for purposes of Article IV and related definitions of the Agreement (as defined below), TPG VI Management, LLC, a Delaware limited liability company, entered into that certain Stockholder Agreement dated as of June 5, 2012 and further amended such Stockholder Agreement pursuant to Amendment No. 1 to Stockholders Agreement dated as of December 3, 2012 (as amended, the “Agreement”);

WHEREAS, Section 6.1 of the Agreement provides that the Agreement may be amended by an agreement in writing, executed by each of TPG and the Company; and

WHEREAS, TPG and the Company desire to amend the Agreement as set forth below, effective as of the date specified below;

NOW, THEREFORE, TPG and the Company, intending to be bound, hereby agree as follows:

1. Incorporation of the Agreement. All capitalized terms which are used and not defined herein shall have the same meanings as set forth in the Agreement. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in Paragraph 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

2. Amendment of Agreement.

(a) The references to “twenty-five percent (25%)” shall be deleted and replaced with “twenty one percent (21%)” each time such reference appears in Section 2.1(a) of the Agreement.

(b) The references to “twenty two and a half percent (22.5%)” shall be deleted and replaced with “twenty percent (20%)” each time such reference appears in Section 2.1(b) and Section 2.2(a) of the Agreement.

(c) The references to “twenty percent (20%)” shall be deleted and replaced with “seventeen and a half percent (17.5%)” each time such reference appears in Section 2.1(a) of the Agreement.

(d) The references to “fifteen percent (15%)” shall be deleted and replaced with “thirteen percent (13%)” each time such reference appears in Section 2.1(a) of the Agreement.

3. Effectuation. The amendments to the Agreement contemplated by this Amendment shall be conditioned upon and subject to, and shall be deemed effective immediately upon, consummation of the contemplated mergers (the “Mergers”) by and among the Company and certain of its subsidiaries, on the one hand, and Thomas Properties Group, Inc. and Thomas Properties Group, L.P., on the other hand, in accordance with the terms of that certain Agreement and Plan of Merger, dated September 4, 2013, by and among such parties with respect thereto.

4. TPG Consent. Pursuant to Section 2.2(a) of the Agreement, TPG hereby consents to an increase in the number of directors constituting the Company Board from nine (9) to ten (10), with such consent being conditioned upon and subject to, and being deemed effective immediately upon, consummation of the Mergers.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.

6. Effect on Agreement. Except as specifically modified herein, the Agreement (including, for the avoidance of doubt, all exhibits and schedules thereto) shall continue to be in full force and effect. The execution and delivery of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of either party thereto. From and after the date hereof, all references in the Agreement to the “Agreement” shall mean the Agreement as modified by this Amendment.

7. Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York, without regard to, or otherwise giving effect to, any body of Law or other rule that would cause or otherwise require the application of the Laws of any other jurisdiction.

8. Further Assurances. Each party to this Amendment shall execute and deliver such documents and shall take such actions as may be reasonably necessary or desirable to effect the transactions described in this Amendment.

(SIGNATURE PAGES FOLLOW)

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

PARKWAY PROPERTIES, INC.

By:	/s/ David R. O’Reilly
Name:	David R. O’Reilly
Title:	Executive Vice President, Chief Financial Officer and Chief Investment Officer

By:	/s/ Jeremy R. Dorsett
Name:	Jeremy R. Dorsett
Title:	Executive Vice President and General Counsel

TPG VI PANTERA HOLDINGS, L.P.

By: TPG Genpar VI Delfir AIV, L.P., its general partner

By: TPG Genpar VI Delfir AIV Advisors, LLC, its general partner

By:	/s/ Ronald Cami
Name:	Ronald Cami
Title:	Vice President

(Amendment No. 2 to Stockholders Agreement)